Exhibit 1.6

[LOGO]	NUMBER: 198095
BRITISH
COLUMBIA

CERTIFICATE

OF

CHANGE OF NAME

COMPANY ACT

I Hereby Certify that

GUARDIAN ENTERPRISES LTD.

has this day changed its name to

INTERACTIVE EXPLORATION INC.

Issued under my hand at Victoria, British Columbia
on February 16, 2004

[SEAL]
/s/ John S. Powell

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA